Exhibit 99.1

Yield10 Bioscience Announces Pricing of $3.0 Million Registered Direct Offering and Concurrent Private Placement

WOBURN, Mass. – May 3, 2023 – Yield10 Bioscience, Inc. (Nasdaq:YTEN) (“Yield10” or the “Company”), an agricultural bioscience company, today announced that it has agreed to sell $3.0 million of its shares of common stock (or prefunded warrants in lieu thereof) in a registered direct offering and warrants in a concurrent private placement with investors including a certain institutional investor and an existing investor.

Under the terms of the securities purchase agreement, Yield10 has agreed to sell 1,006,710 of shares of common stock. The Company has also agreed to issue unregistered warrants to purchase 1,006,710 shares of common stock. The combined effective offering price for one share of common stock (or prefunded warrant in lieu thereof) and accompanying warrant is $2.98. The warrants have an exercise price of $2.98 and will be exercisable 6-months from the issuance date and will expire five and a half years from the date of issuance. The gross proceeds are estimated to be $3.0 million before deducting the placement agent fees and other estimated offering expenses.

The registered direct offering is expected to close on or about May 5, 2023, subject to the satisfaction of customary closing conditions.

Maxim Group LLC is acting as sole placement agent for the offering.

The registered direct offering is being made pursuant to an effective shelf registration statement on Form S-3 that was filed with the U.S. Securities and Exchange Commission (“SEC”) on March 29, 2021, and declared effective on April 2, 2021. Such securities are being offered only by means of a prospectus. A prospectus supplement and the accompanying prospectus relating to and describing the terms of the registered direct offering will be filed with the SEC. The warrants to be issued in the concurrent private placement and the shares issuable upon exercise of such warrants were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder and have not been registered under the Act or applicable state securities laws. When available, copies of the prospectus supplement and the accompanying prospectus relating to the registered direct offering may be obtained at the SEC’s website www.sec.gov or by contacting Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, NY 10022, or by telephone at (212) 895-3745.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Yield10 Bioscience

Yield10 Bioscience, Inc. is an agricultural bioscience company that is using its differentiated trait gene discovery platform, the “Trait Factory”, to develop improved Camelina varieties for the production of proprietary seed products, and to discover high value genetic traits for the agriculture and food industries. Our goals are to efficiently establish a high value seed products business based on developing superior varieties of Camelina for the production of feedstock oils, PHA bioplastics and omega-3 (EPA, DHA+EPA) oils, and to license our yield traits to major seed companies for commercialization in major row crops, including corn, soybean and canola. Yield10 is headquartered in Woburn, MA and has a Canadian subsidiary, Yield10 Oilseeds Inc., located in Saskatoon, Canada.

For more information about the Company, please visit www.yield10bio.com, or follow the Company on Twitter, Facebook and LinkedIn.

(YTEN-G)

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical, including, without limitation, the satisfaction of customary closing conditions related to the registered direct offering, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including the risks and uncertainties detailed in Yield10's filings with the SEC. Yield10 assumes no obligation to update any forward-looking information contained in this press release or with respect to the matters described herein.

Contacts:

Yield10 Bioscience:

Lynne H. Brum, (617) 682-4693, LBrum@yield10bio.com

Investor Relations:

Bret Shapiro, (561) 479-8566, brets@coreir.com

Managing Director, CORE IR

Media Inquiries:

Eric Fischgrund, eric@fischtankpr.com

FischTank PR